As filed with the Securities and Exchange Commission on October 7, 2024

Registration No. 333-275422

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRANITE REAL ESTATE INVESTMENT TRUST

(Exact name of Registrant as specified in its charter)

Ontario, Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

GRANITE REIT INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

77 King Street West, Suite 4010, P.O. Box 159

Toronto-Dominion Centre

Toronto, Ontario

M5K 1H1

(Address, including zip code, of Registrant’s principal executive offices)

Granite Real Estate Executive Deferred Stapled Unit Plan

Granite REIT Inc. Non-Employee Directors’ Deferred Share Unit Plan

(Full titles of the plans)

United Agent Group Inc.

1521 Concord Pike, Suite 201

Wilmington, DE 19803

(Name and address of agent for service)

(561) 508-5033

(Telephone number, including area code, of agent for service)

COPIES TO:

Lawrence Clarfield Granite Real Estate Investment Trust Granite REIT Inc. 77 King Street West, Suite 4010, P.O. Box 159 Toronto-Dominion Centre Toronto, Ontario M5K 1H1 Canada (647) 925-7536	Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West, Suite 3100 Toronto, Ontario M5K 1J3 Canada (416) 504-0520

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 (the “Registration Statement”), originally filed with the Securities and Exchange Commission by Granite Real Estate Investment Trust, a limited purpose trust established and governed by the laws of the Province of Ontario (“Granite REIT”) and Granite REIT Inc., a British Columbia corporation (“Granite GP”, together with Granite REIT, the “Registrants” and each a “Registrant”):

•

Registration Statement No. 333-275422, filed on November 9, 2023, registering 100,000 Stapled Units (the “Stapled Units”), each consisting of one unit of Granite REIT (a “REIT Unit”) and one common share of Granite GP (a “GP Share”), under the Granite Real Estate Executive Deferred Stapled Unit Plan and the Granite REIT Inc. Non-Employee Directors’ Deferred Share Unit Plan.

Pursuant to a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia), effective October 1, 2024, Granite REIT and Granite GP effected a reorganization pursuant to which, among other things, Granite GP became a wholly-owned subsidiary of Granite REIT.

As a result of the Arrangement, the Registrants have terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrants in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered and remain unsold at the termination of such offering, the Registrant hereby removes from registration by means of this Post-Effective Amendment all securities of the Registrant that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 7th day of October, 2024.

GRANITE REAL ESTATE INVESTMENT TRUST

By:	/s/ Teresa Neto
Name:	Teresa Neto
Title:	Chief Financial Officer

Note: No other person is required to sign the post-effective amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

[Signature Page to Form S-8]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 7th day of October, 2024.

GRANITE REIT INC.

By:	/s/ Teresa Neto
Name:	Teresa Neto
Title:	Chief Financial Officer

Note: No other person is required to sign the post-effective amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

[Signature Page to Form S-8]